Exhibit 32.2

CFO CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC §1350, as adopted), Jeanne Seeley, the Chief Financial Officer of PalmSource, Inc. (the “Company”), hereby certifies that, to the best of her knowledge:

1. The Company’s Annual Report on Form 10-K/A for the period ended June 3, 2005, and to which this Certification is attached as Exhibit 32.2 fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

IN WITNESS WHEREOF, the undersigned has set his hand hereto as of the 30th day of September 2005.

/s/ Jeanne Seeley
Jeanne Seeley
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to PalmSource, Inc. and will be retained by PalmSource, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.